Exhibit 99.1

REALOGY REPORTS FOURTH QUARTER AND FULL YEAR
2019 FINANCIAL RESULTS

MADISON, N.J. (February 25, 2020) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the fourth quarter and full year ended December 31, 2019.
“In 2019 we accelerated our efforts to support and grow Realogy’s affiliated agents and franchisees, delivering new products and partnerships to enhance our value proposition, generate high-quality leads, and enhance the consumer experience,” said Ryan Schneider, Realogy's chief executive officer and president. “Our industry leading foundation – substantial size and scale, strong brands, deep technology and data access, and solid financial engine – combined with our 2019 accomplishments, a more rational competitive environment late in the year, and improving housing market, continue to drive my excitement for Realogy in the year ahead.”

“The fourth quarter marked a strong close to Realogy’s year, driven by solid performance, both financially and operationally, across the business,” said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. “In 2019, we demonstrated a willingness to change our business mix to optimize our capital deployment and simplify our company, and we will remain thoughtful and deliberate in our approach as we work to build a stronger overall financial profile for Realogy.”

On November 7, 2019, the Company announced an agreement to sell its global employee relocation business, which we refer to as “Cartus Relocation Services” and, accordingly, this business is now reported as discontinued operations. The sale does not include "Realogy Leads Group” – the Company’s affinity and broker-to-broker businesses as well as its broker network. We have noted in this release those non-GAAP metrics that include discontinued operations. The transaction is expected to close in the next couple of months, subject to the satisfaction or waiver of closing conditions.

Fourth Quarter 2019 Highlights
•Generated Revenue of $1.3 billion, an increase of 4% year over year.
•Delivered 6% transaction volume growth with solidly positive growth across both our owned and franchise businesses.
•Reported a Net loss of $45 million, driven by the fair value adjustment on the assets being sold as well as tax expense associated with the tax gain on the relocation sale.
•Generated Operating EBITDA including discontinued operations of $126 million, an increase of 19% year- over-year (See Table 4a).
•Achieved approximately $30 million of realized cost savings.
•Delivered Operating EBITDA margin improvement at Realogy.
•Generated Free Cash Flow including discontinued operations of $77 million (See Table 6).

Full Year 2019 Highlights
•Generated Revenue of $5.6 billion, a decrease of 3% year over year.
•Reported a Net loss of $188 million due predominately to the impairment charge taken in third quarter of 2019, the tax expense associated with the tax gain on the relocation sale, and higher interest expense.

Exhibit 99.1

•Generated Operating EBITDA including discontinued operations of $590 million (See Table 4b).
•Generated Free Cash Flow including discontinued operations of $226 million (See Table 6).
•Reduced net debt by $78 million from December 31, 2018 (See Table 7b).
•Grew the Realogy Brokerage Group (formerly NRT) agent base by approximately 4% year-over-year to 52,200.
•Commission split pressure continued to moderate versus 2018 and 2017.
•Substantially enhanced our value proposition with new marketing, tech and data, and consumer products as well as new lead generation programs and partnerships.

Q4 and Full Year 2019 Financial Highlights
The following tables sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended December 31,
	2019	2018	Change	% Change
Revenue	$1,330	$1,285	$45	4%
Operating EBITDA [1]	119	103	16	16
Operating EBITDA including discontinued operations [1]	126	106	20	19
Net loss attributable to Realogy	(45)	(22)	(23)	105
Adjusted net income [2]	23	7	16	229
Loss per share	(0.39)	(0.19)	(0.20)	105
Adjusted earnings per share [2]	0.20	0.06	0.14	233
Free Cash Flow [3]	29	28	1	4
Free Cash Flow including discontinued operations [3]	77	105	(28)	(27)
Net cash provided by operating activities	$141	$170	$(29)	(17)%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	257,524	257,672		—%
Average homesale price	$322,713	$301,345		7%
Realogy Brokerage Group [5]
Closed homesale sides	77,560	75,723		2%
Average homesale price	$523,024	$515,452		1%
Realogy Title Group
Purchase title and closing units	34,345	35,462		(3)%
Refinance title and closing units	9,294	4,039		130%

Exhibit 99.1

	Year Ended
	2019	2018	Change	% Change
Revenue	$5,598	$5,782	$(184)	(3)%
Operating EBITDA [1]	562	623	(61)	(10)
Operating EBITDA including discontinued operations [1]	590	658	(68)	(10)
Net (loss) income attributable to Realogy	(188)	137	(325)	(237)
Adjusted net income [2]	117	186	(69)	(37)
(Loss) earnings per share	(1.65)	1.10	(2.75)	(250)
Adjusted earnings per share [2]	1.02	1.50	(0.48)	(32)
Free Cash Flow [3]	208	306	(98)	(32)
Free Cash Flow including discontinued operations [3]	226	325	(99)	(30)
Net cash provided by operating activities	$371	$394	$(23)	(6)%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	1,061,500	1,103,857		(4)%
Average homesale price	$314,769	$303,750		4%
Realogy Brokerage Group [5]
Closed homesale sides	325,652	336,806		(3)%
Average homesale price	$522,282	$523,426		—%
Realogy Title Group
Purchase title and closing units	146,210	157,228		(7)%
Refinance title and closing units	26,589	18,495		44%
_______________
Footnotes:
1 See Table 4a. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA including discontinued operations is defined as Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
2 See Table 1a. Adjusted Net Income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations.
3 See Table 6. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations is defined as Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 6% compared with the fourth quarter of 2018 and decreased 1% compared with the year ended 2018.
Balance Sheet and Capital Allocation
The Company ended the year with cash and cash equivalents of $235 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.3 billion at December 31, 2019. The Company's Net Debt Leverage Ratio was 5.2 times at December 31, 2019. The Net Debt Leverage Ratio is net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the four-quarter period ended December 31, 2019. Earnings from Cartus Relocation Services have been excluded from EBITDA, as defined by the Senior Secured Credit Facility, ahead of the receipt of sale proceeds. Including earnings from the relocation business of $28 million, the Company's Net Debt Leverage Ratio would have been 5.0x.

Exhibit 99.1

In November 2019, the Company announced the sale of Cartus Relocation Services for an initial cash payment of $375 million, subject to closing adjustments, plus a $25 million deferred cash payment. The Company intends to use a substantial portion of the net sale proceeds to pay down debt.
The Company expects to prioritize investing in its business and reducing leverage over other potential uses of cash.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 25, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its full year 2019 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of U.S. residential real estate services, encompassing franchise, brokerage, and title and settlement businesses as well as a mortgage joint venture. Realogy's diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, best-in-class learning and support services, and high-quality lead generation programs, Realogy fuels the productivity of independent sales agents, helping them build stronger businesses and best serve today’s consumers. Realogy's affiliated brokerages operate around the world with approximately 189,900 independent sales agents in the United States and more than 112,500 independent sales agents in 113 other countries and territories. Recognized for nine consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work and one of Forbes’ Best Employers for Diversity. Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in the forward-looking statements, include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline or a lack of improvement in the number of homesales, insufficient or excessive home inventory levels by market and price point, stagnant or declining home prices or a reduction in the affordability of housing, increasing mortgage rates and/or constraints on the availability of mortgage financing, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or the impact of recessions, slow economic growth, or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; the impact of increased competition in the industry for clients, for the affiliation of independent sales agents and for the affiliation of franchisees on our results of operations and market share; the impact of disruption in the residential real estate brokerage industry, and on our results of operations and financial condition, as a result of listing aggregator concentration and market power;

Exhibit 99.1

our ability to develop products, technology and programs (including our company-directed affinity programs) that supports our business strategy; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams, such as third-party listing fees; the potential impact of negative industry or business trends (including further declines in our market capitalization) on our valuation of goodwill and intangibles; the extent of the negative impact of the discontinuation of the USAA affinity program on our revenues and profits derived from affinity program referrals (including revenue to Realogy Leads, Realogy Brokerage, Realogy Franchise and Realogy Title Groups); the loss of our next largest affinity client; risks related to the planned sale of Cartus Relocation Services, including with respect to expected timing, anticipated benefits and the financial impact to our business; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) the Real Estate Settlement Procedures Act (RESPA) or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks related to the impact on our operations and financial results that may be caused by any future meaningful changes in industry operations or structure as a result of governmental pressures, the actions of certain competitors, the introduction or growth of certain competitive models, changes to the rules of the multiple listing services, or otherwise; risks relating to our ability to return capital to stockholders including, among other risks, the impact of restrictions contained in our debt agreements, in particular the indenture governing our 9.375% Senior Notes due 2027; risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt and risks relating to our ability to refinance or repay our indebtedness or incur additional indebtedness; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5a, 5b, 6, 7a and 7b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Elliott Frieder
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	elliott.frieder@realogy.com

Realogy Reports Financial Results for Full Year 2019      6

Table 1

REALOGY HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Gross commission income	$1,020	$997	$4,330	$4,533
Service revenue	170	151	673	654
Franchise fees	96	91	386	393
Other	44	46	209	202
Net revenues	1,330	1,285	5,598	5,782
Expenses
Commission and other agent-related costs	751	726	3,156	3,282
Operating	329	328	1,345	1,351
Marketing	62	58	262	256
General and administrative	71	68	288	265
Former parent legacy cost, net	—	4	1	4
Restructuring costs, net	13	11	42	47
Impairments	6	—	249	—
Depreciation and amortization	43	42	169	164
Interest expense, net	40	70	249	189
(Gain) loss on the early extinguishment of debt	—	—	(5)	7
Other expense, net	—	—	—	—
Total expenses	1,315	1,307	5,756	5,565
Income (loss) from continuing operations before income taxes, equity in (earnings) losses and noncontrolling interests	15	(22)	(158)	217
Income tax (benefit) expense from continuing operations	—	(5)	(22)	67
Equity in (earnings) losses of unconsolidated entities	(3)	1	(18)	4
Net income (loss) from continuing operations	18	(18)	(118)	146

Loss from discontinued operations, net of tax	(2)	(3)	(7)	(6)
Estimated loss on the sale of discontinued operations, net of tax	(60)	—	(60)	—
Net loss from discontinued operations	(62)	(3)	(67)	(6)

Net (loss) income	(44)	(21)	(185)	140
Less: Net income attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Net (loss) income attributable to Realogy Holdings	$(45)	$(22)	$(188)	$137

Basic earnings (loss) per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share from continuing operations	$0.15	$(0.16)	$(1.06)	$1.15
Basic loss per share from discontinued operations	(0.54)	(0.03)	(0.59)	(0.05)
Basic (loss) earnings per share	$(0.39)	$(0.19)	$(1.65)	1.10
Diluted earnings (loss) per share attributable to Realogy Holdings shareholders:
Diluted earnings (loss) per share from continuing operations	$0.15	$(0.16)	$(1.06)	$1.14
Diluted loss per share from discontinued operations	(0.54)	(0.03)	(0.59)	(0.05)
Diluted (loss) earnings per share	$(0.39)	$(0.19)	$(1.65)	$1.09
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.3	116.7	114.2	124.0
Diluted	114.3	116.7	114.2	125.3

Realogy Reports Financial Results for Full Year 2019      7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) impairments; (f) the tax effect of the foregoing adjustments and (g) net loss from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below. We revised our definition of this metric in the fourth quarter of 2019 to adjust for “net income (loss) from discontinued operations” to facilitate comparison of the results of our ongoing operations.
Adjusted earnings per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income for the three-month periods and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income attributable to Realogy Holdings	$(45)	$(22)	$(188)	$137
Addback:
Mark-to-market interest rate swap (gains) losses	(11)	23	39	4
Former parent legacy cost, net	—	4	1	4
Restructuring costs, net	13	11	42	47
Impairments (a)	6	—	249	—
(Gain) loss on the early extinguishment of debt	—	—	(5)	7
Adjustments for tax effect (b)	(2)	(12)	(88)	(19)
Net loss from discontinued operations	62	3	67	6
Adjusted net income attributable to Realogy Holdings	$23	$7	$117	$186

(Loss) earnings per share attributable to Realogy Holdings:
Basic (loss) earnings per share:	$(0.39)	$(0.19)	$(1.65)	$1.10
Diluted (loss) earnings per share:	$(0.39)	$(0.19)	$(1.65)	$1.09

Adjusted earnings per share attributable to Realogy Holdings:
Adjusted basic earnings per share:	$0.20	$0.06	$1.02	$1.50
Adjusted diluted earnings per share:	$0.20	$0.06	$1.02	$1.48

Weighted average common and common equivalent shares outstanding:
Basic:	114.3	116.7	114.2	124.0
Diluted:	114.3	116.7	114.2	125.3
_______________
(a)Impairments for the year ended December 31, 2019 include a goodwill impairment charge of $237 million which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Full Year 2019      8

Table 2
REALOGY HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$235	$203
Restricted cash	—	2
Trade receivables (net of allowance for doubtful accounts of $11 and $9)	79	85
Other current assets	147	140
Current assets - held for sale	750	338
Total current assets	1,211	768
Property and equipment, net	308	273
Operating lease assets, net	515	—
Goodwill	3,300	3,536
Trademarks	673	673
Franchise agreements, net	1,160	1,227
Other intangibles, net	72	80
Other non-current assets	304	272
Non-current assets - held for sale	—	461
Total assets	$7,543	$7,290
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84	$83
Current portion of long-term debt	234	748
Current portion of operating lease liabilities	122	—
Accrued expenses and other current liabilities	350	344
Current liabilities - held for sale	356	352
Total current liabilities	1,146	1,527
Long-term debt	3,211	2,800
Long-term operating lease liabilities	467	—
Deferred income taxes	390	389
Other non-current liabilities	233	256
Non-current liabilities - held for sale	—	3
Total liabilities	5,447	4,975
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2019 and December 31, 2018	—	—
Realogy Holdings common stock: $0.01 par value;400,000,000 shares authorized, 114,355,519 shares issued and outstanding at December 31, 2019 and 114,620,499 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	4,842	4,869
Accumulated deficit	(2,695)	(2,507)
Accumulated other comprehensive loss	(56)	(52)
Total stockholders' equity	2,092	2,311
Noncontrolling interests	4	4
Total equity	2,096	2,315
Total liabilities and equity	$7,543	$7,290

Realogy Reports Financial Results for Full Year 2019      9

Table 3a

REALOGY HOLDINGS CORP.
2019 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Realogy Franchise Group (a)
Closed homesale sides	202,662	301,377	299,937	257,524	1,061,500
Average homesale price	$298,361	$318,799	$314,984	$322,713	$314,769
Average homesale broker commission rate	2.48%	2.47%	2.47%	2.46%	2.47%
Net royalty per side	$303	$331	$329	$338	$327
Realogy Brokerage Group
Closed homesale sides	60,442	95,251	92,399	77,560	325,652
Average homesale price	$511,922	$540,725	$509,425	$523,024	$522,282
Average homesale broker commission rate	2.41%	2.41%	2.41%	2.39%	2.41%
Gross commission income per side	$13,212	$13,758	$13,000	$13,147	$13,296
Realogy Title Group
Purchase title and closing units	28,044	42,202	41,619	34,345	146,210
Refinance title and closing units	4,011	5,270	8,014	9,294	26,589
Average fee per closing unit	$2,267	$2,356	$2,288	$2,267	$2,297
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Full Year 2019      10

Table 3b

REALOGY HOLDINGS CORP.
2018 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Realogy Franchise Group (a)
Closed homesale sides	223,990	313,278	308,917	257,672	1,103,857
Average homesale price	$292,580	$312,087	$305,398	$301,345	$303,750
Average homesale broker commission rate	2.50%	2.48%	2.47%	2.47%	2.48%
Net royalty per side	$310	$336	$322	$317	$323
Realogy Brokerage Group
Closed homesale sides	66,097	100,745	94,241	75,723	336,806
Average homesale price	$525,020	$537,748	$513,403	$515,452	$523,426
Average homesale broker commission rate	2.45%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,666	$13,804	$13,227	$13,162	$13,458
Realogy Title Group
Purchase title and closing units	31,741	46,189	43,836	35,462	157,228
Refinance title and closing units	5,410	4,782	4,264	4,039	18,495
Average fee per closing unit	$2,161	$2,282	$2,229	$2,227	$2,230
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Full Year 2019      11

Table 4a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) to Operating EBITDA and Operating EBITDA including discontinued operations for the three-month periods ended December 31, 2019 and 2018:

	Three Months Ended December 31,
	2019	2018
Net loss attributable to Realogy Holdings	$(45)	$(22)
Less: Net loss from discontinued operations	(62)	(3)
Add: Income tax benefit from continuing operations	—	(5)
Income (loss) from continuing operations before income taxes	17	(24)
Add: Depreciation and amortization	43	42
Interest expense, net	40	70
Restructuring costs, net (a)	13	11
Impairments (b)	6	—
Former parent legacy cost, net (c)	—	4
Operating EBITDA	119	103
Contribution from discontinued operations	7	3
Operating EBITDA including discontinued operations	$126	$106
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
Realogy Franchise Group	$190	$186	$4	2%	$129	$125	$4	3%	68%	67%	1
Realogy Brokerage Group	1,040	1,014	26	3	(12)	(15)	3	20	(1)	(1)	—
Realogy Title Group	152	136	16	12	14	4	10	250	9	3	6
Realogy Leads Group	17	17	—	—	11	11	—	—	65	65	—
Corporate and Other	(69)	(68)	(1)	*	(23)	(22)	(1)	*
Total	$1,330	$1,285	$45	4%	$119	$103	$16	16%	9%	8%	1
Contribution from discontinued operations					7	3
Total including discontinued operations					$126	$106
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
Realogy Franchise Group (e)	$121	$118	3	3%	$60	$57	3	5%	50%	48%	2
Realogy Brokerage Group (e)	1,040	1,014	26	3	57	53	4	8	5	5	—
Realogy Franchise and Brokerage Groups Combined	$1,161	$1,132	29	3%	$117	$110	7	6%	10%	10%	—
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended December 31, 2019 include $1 million at Realogy Franchise Group, $7 million at Realogy Brokerage Group, $1 million at Realogy Title Group and $4 million at Corporate and Other. Restructuring charges incurred for the three months ended December 31, 2018 include $8 million at Realogy Brokerage Group, $2 million at Realogy Title Group and $1 million at Corporate and Other.
(b)Impairments for the three months ended December 31, 2019 include $6 million primarily related to lease asset impairments.

Realogy Reports Financial Results for Full Year 2019      12

(c)Former parent legacy items are recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $69 million and $68 million during the three months ended December 31, 2019 and 2018, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $69 million and $68 million during the three months ended December 31, 2019 and 2018, respectively.

Realogy Reports Financial Results for Full Year 2019      13

Table 4b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(In millions)
Set forth in the tables below is a reconciliation of Net (loss) income to Operating EBITDA and Operating EBITDA including discontinued operations for the years ended December 31, 2019 and 2018:

	Year Ended
	2019	2018
Net (loss) income attributable to Realogy Holdings	$(188)	$137
Less: Net loss from discontinued operations	(67)	(6)
Add: Income tax (benefit) expense from continuing operations	(22)	67
(Loss) income from continuing operations before income taxes	(143)	210
Add: Depreciation and amortization (a)	169	166
Interest expense, net	249	189
Restructuring costs, net (b)	42	47
Impairments (c)	249	—
Former parent legacy costs, net (d)	1	4
(Gain) loss on the early extinguishment of debt (d)	(5)	7
Operating EBITDA	562	623
Contribution from discontinued operations	28	35
Operating EBITDA including discontinued operations	$590	$658
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
Realogy Franchise Group	$803	$820	$(17)	(2)%	$535	$564	$(29)	(5)%	67%	69%	(2)
Realogy Brokerage Group	4,409	4,607	(198)	(4)	4	44	(40)	(91)	—	1	(1)
Realogy Title Group	596	580	16	3	68	49	19	39	11	8	3
Realogy Leads Group	83	81	2	2	53	51	2	4	64	63	1
Corporate and Other	(293)	(306)	13	*	(98)	(85)	(13)	*
Total	$5,598	$5,782	$(184)	(3)%	$562	$623	$(61)	(10)%	10%	11%	(1)
Contribution from discontinued operations					28	35
Total including discontinued operations					$590	$658
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
Realogy Franchise Group (f)	$510	$514	$(4)	(1)%	$242	$258	$(16)	(6)%	47%	50%	(3)
Realogy Brokerage Group (f)	4,409	4,607	(198)	(4)	297	350	(53)	(15)	7	8	(1)
Realogy Franchise and Brokerage Groups Combined	$4,919	$5,121	$(202)	(4)%	$539	$608	$(69)	(11)%	11%	12%	(1)
_______________

* not meaningful.
(a)Depreciation and amortization for the year ended December 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Consolidated Statement of Operations.
(b)Restructuring charges incurred for the year ended December 31, 2019 include $2 million at Realogy Franchise Group, $25 million at Realogy Brokerage Group, $3 million at Realogy Title Group, $2 million at Realogy Leads Group and $10 million at Corporate and

Realogy Reports Financial Results for Full Year 2019      14

Other. Restructuring charges incurred for the year ended December 31, 2018 include $3 million at Realogy Franchise Group, $37 million at Realogy Brokerage Group, $4 million at Realogy Title Group and $3 million at Corporate and Other.
(c)Impairments for the year ended December 31, 2019 includes a goodwill impairment charge of $237 million offset by an income tax benefit of $57 million resulting in a net reduction in the carrying value of Realogy Brokerage Group of $180 million (see Note 20 to the 10-K, "Selected Quarterly Financial Data" for additional information). In addition, there were $12 million of other impairment charges primarily related to lease asset impairments.
(d)Former parent legacy items and (Gain) loss on the early extinguishment of debt are recorded in Corporate and Other. During the year ended December 31, 2019, the Company recorded a gain on the early extinguishment of debt of $5 million which consisted of a $10 million gain as a result of the repurchase of Senior Notes completed in the third quarter of 2019, partially offset by a $5 million loss as a result of the refinancing transactions in the first quarter of 2019.
(e)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $293 million and $306 million during the years ended December 31, 2019 and 2018, respectively.
(f)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $293 million and $306 million for the years ended December 31, 2019 and 2018, respectively.

Realogy Reports Financial Results for Full Year 2019      15

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Net revenues (a)
Realogy Franchise Group	$163	$234	$216	$190	$803
Realogy Brokerage Group	816	1,331	1,222	1,040	4,409
Realogy Title Group	114	160	170	152	596
Realogy Leads Group	16	26	24	17	83
Corporate and Other	(55)	(87)	(82)	(69)	(293)
Total Company	$1,054	$1,664	$1,550	$1,330	$5,598

Operating EBITDA
Realogy Franchise Group	$90	$163	$153	$129	$535
Realogy Brokerage Group	(62)	47	31	(12)	4
Realogy Title Group	(9)	32	31	14	68
Realogy Leads Group	8	17	17	11	53
Corporate and Other	(25)	(24)	(26)	(23)	(98)
Total Company	$2	$235	$206	$119	$562

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$2	$235	$206	$119	$562
Contribution from discontinued operations	(6)	10	17	7	28
Operating EBITDA including discontinued operations	(4)	245	223	126	590

Less: Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Income tax (benefit) expense	(32)	33	(23)	—	(22)
Restructuring costs, net (b)	9	9	11	13	42
Impairments (c)	1	2	240	6	249
Former parent legacy costs, net (d)	—	—	1	—	1
Loss (gain) on the early extinguishment of debt (d)	5	—	(10)	—	(5)
Adjustments attributable to discontinued operations (e)	8	9	9	69	95
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $55 million, $87 million, $82 million and $69 million for the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Leads Group include $3 million, $5 million, $6 million and $4 million intercompany referral commissions paid by Realogy Brokerage Group during the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Realogy Franchise Group	$—	$—	$1	$1	$2
Realogy Brokerage Group	4	6	8	7	25
Realogy Title Group	1	1	—	1	3
Realogy Leads Group	—	1	1	—	2
Corporate and Other	4	1	1	4	10
Total Company	$9	$9	$11	$13	$42
(c)Impairments for the three months ended September 30, 2019 and the year ended December 31, 2019 include a goodwill impairment charge of $237 million which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million. In addition, the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 include charges primarily related to lease asset impairments of $1 million, $2 million, $3 million and $6 million, respectively.
(d)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, the three months and year ended December 31, 2019 includes the estimated loss on the sale of discontinued operations of $22 million and the related tax expense of $38 million.

Realogy Reports Financial Results for Full Year 2019      16

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Net revenues (a)
Realogy Franchise Group	$176	$237	$221	$186	$820
Realogy Brokerage Group	917	1,408	1,268	1,014	4,607
Realogy Title Group	120	162	162	136	580
Realogy Leads Group	16	25	23	17	81
Corporate and Other	(63)	(92)	(83)	(68)	(306)
Total Company	$1,166	$1,740	$1,591	$1,285	$5,782

Operating EBITDA
Realogy Franchise Group	$105	$173	$161	$125	$564
Realogy Brokerage Group	(45)	61	43	(15)	44
Realogy Title Group	(6)	31	20	4	49
Realogy Leads Group	7	18	15	11	51
Corporate and Other	(19)	(23)	(21)	(22)	(85)
Total Company	$42	$260	$218	$103	$623

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$42	$260	$218	$103	$623
Contribution from discontinued operations	(8)	16	24	3	35
Operating EBITDA including discontinued operations	34	276	242	106	658

Less: Depreciation and amortization (b)	42	41	41	42	166
Interest expense, net	33	46	40	70	189
Income tax (benefit) expense	(13)	50	35	(5)	67
Restructuring costs, net (c)	22	5	9	11	47
Former parent legacy cost, net (d)	—	—	—	4	4
Loss on the early extinguishment of debt (d)	7	—	—	—	7
Adjustments attributable to discontinued operations (e)	10	11	14	6	41
Net (loss) income attributable to Realogy Holdings	$(67)	$123	$103	$(22)	$137
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $63 million, $92 million, $83 million and $68 million for the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Leads Group include $3 million, $5 million, $6 million and $4 million of intercompany referral commissions paid by Realogy Brokerage Group during the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Consolidated Statement of Operations.
(c)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Realogy Franchise Group	$2	$—	$1	$—	$3
Realogy Brokerage Group	17	4	8	8	37
Realogy Title Group	1	1	—	2	4
Realogy Leads Group	—	—	—	—	—
Corporate and Other	2	—	—	1	3
Total Company	$22	$5	$9	$11	$47
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations.

Realogy Reports Financial Results for Full Year 2019      17

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW AND
FREE CASH FLOW INCLUDING DISCONTINUED OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(In millions)
A reconciliation of net (loss) income attributable to Realogy Holdings to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income attributable to Realogy Holdings	$(45)	$(22)	$(188)	$137
Less: Net loss from discontinued operations	(62)	(3)	(67)	(6)
Net income (loss) from continuing operations attributable to Realogy Holdings	17	(19)	(121)	143
Income tax expense (benefit), net of payments	10	(2)	(19)	61
Interest expense, net	40	70	249	189
Cash interest payments	(77)	(64)	(201)	(176)
Depreciation and amortization	43	42	169	164
Capital expenditures	(37)	(28)	(108)	(92)
Restructuring costs and former parent legacy items, net of payments	1	14	2	33
Impairments	6	—	249	—
(Gain) loss on the early extinguishment of debt	—	—	(5)	7
Working capital adjustments	26	15	(7)	(23)
Free Cash Flow	29	28	208	306
Contribution from discontinued operations	48	77	18	19
Free Cash Flow including discontinued operations	$77	$105	$226	$325
A reconciliation of net cash provided by operating activities to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$141	$170	$371	$394
Less: Net cash provided by (used in) operating activities from discontinued operations	75	113	55	(6)
Net cash provided by operating activities from continuing operations	66	57	316	400
Property and equipment additions	(37)	(28)	(108)	(92)
Effect of exchange rates on cash and cash equivalents	—	(1)	—	(2)
Free Cash Flow	29	28	208	306
Contribution from discontinued operations	48	77	18	19
Free Cash Flow including discontinued operations	$77	$105	$226	$325

Net cash used in investing activities	$(42)	$(31)	$(128)	$(91)
Net cash used in financing activities	$(111)	$(137)	$(215)	$(297)

Realogy Reports Financial Results for Full Year 2019      18

Table 7a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2019
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00 pursuant to the terms of the senior secured credit facilities*. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at December 31, 2019 with a ratio of 3.03 to 1.00.
A reconciliation of net loss attributable to Realogy Group to Operating EBITDA including discontinued operations and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement for the twelve months ended December 31, 2019 is set forth in the following table:

	For the Year Ended December 31, 2019
Net loss attributable to Realogy Group (a)	$(188)
Income tax benefit	(22)
Loss before income taxes	(210)
Depreciation and amortization	169
Interest expense, net	249
Restructuring costs, net	42
Impairments	249
Former parent legacy cost, net	1
Gain on the early extinguishment of debt	(5)
Income statement impact of discontinued operations	95
Operating EBITDA including discontinued operations (b)	590
Bank covenant adjustments:
Operating EBITDA for discontinued operations	(28)
Pro forma effect of business optimization initiatives (c)	31
Non-cash charges (d)	30
Pro forma effect of acquisitions and new franchisees (e)	3
EBITDA as defined by the Senior Secured Credit Agreement	$626
Total senior secured net debt (f)	$1,895
Senior secured leverage ratio	3.03	x
_______________
(a)Net loss attributable to Realogy consists of: (i) loss of $99 million for the first quarter of 2019, (ii) income of $69 million for the second quarter of 2019, (iii) loss of $113 million for the third quarter of 2019 and (iv) loss of $45 million for the fourth quarter of 2019.
(b)Consists of Operating EBITDA including discontinued operations of: (i) negative $4 million for the first quarter of 2019, (ii) $245 million for the second quarter of 2019, (iii) $223 million for the third quarter of 2019 and (iv) $126 million for the fourth quarter of 2019.
(c)Represents the twelve month pro forma effect of business optimization initiatives.
(d)Represents the elimination of non-cash expenses including $28 million of stock-based compensation expense and $2 million for the change in the allowance for doubtful accounts for the twelve months ended December 31, 2019.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2019. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2019.

Realogy Reports Financial Results for Full Year 2019      19

(f)Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $1,965 million plus $35 million of finance lease obligations less $105 million of readily available cash as of December 31, 2019. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.
* Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 5.25% Senior Notes due 2021, our 4.875% Senior Notes due 2023 and our 9.375% Senior Notes due 2027.

Realogy Reports Financial Results for Full Year 2019      20

Table 7b

NET DEBT LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2019
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the year ended December 31, 2019 (referred to as net debt leverage ratio) is set forth in the following table:

	As of December 31, 2019
Revolver	$190
Term Loan A	717
Term Loan B	1,058
5.25% Senior Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
Finance lease obligations	35
Corporate Debt (excluding securitizations)	3,507
Less: Cash and cash equivalents	235
Net Corporate Debt (excluding securitizations)	$3,272

EBITDA as defined by the Senior Secured Credit Agreement (a)	$626

Net Debt Leverage Ratio (b)	5.2	x
_______________
(a)See Table 7a for a reconciliation of Net loss attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indenture governing the 9.375% Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for Full Year 2019      21

Table 8
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are presented. We revised our definition of this metric in the fourth quarter of 2019 to adjust for “net income (loss) from discontinued operations” to facilitate comparison of the results of our ongoing operations.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Operating EBITDA including discontinued operations includes Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations includes Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance

Realogy Reports Financial Results for Full Year 2019      22

with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
We present Operating EBITDA including discontinued operations and Free Cash Flow including discontinued operations to facilitate period over period results, however, these non-GAAP terms are subject to the same limitations noted above for Operating EBITDA and Free Cash Flow and, in addition, include the add-back of earnings and cash from discontinued operations, which is not indicative of the results of our continuing operations.